Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into by and between Cano Petroleum Inc., (formerly Huron Ventures, Inc.) a Delaware corporation with its principal executive offices in Fort Worth, Texas (the “Company”), and Thomas Cochrane, an individual currently residing in Tarrant County, Texas (“Employee”), effective as of the 1st day of January, 2006 (the “Amendment Effective Date”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the below described Agreement.

WHEREAS, the Company and Employee entered into that certain Employment Agreement dated May 28th, 2004, but effective June 9, 2004 (the “Agreement”); and

WHEREAS, the Company and Employee now desire to amend, alter, modify and change the terms and provisions of the Agreement, as follows.

NOW THEREFORE, for and in consideration of the mutual benefits to be obtained hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Company and Employee do hereby agree to amend, alter, modify and change the Agreement, as of the Amendment Effective Date as follows:

1.                                      Section 4. (a) and Section 4. (b) Compensation. shall be deleted in their entirety and the following substituted in place and in lieu thereof:

4.             Compensation.

(a)           The Company shall pay Employee for his services, a base salary, on an annualized basis, of $125,000 per annum for the period from the Effective Date through June 30, 2005 and $133,750 for the period from July 1, 2005 through December 31, 2005 and $225,000 for the remainder of the Term, which salary shall be payable by the Company in substantially equal installments on the Company’s normal payroll dates.  All applicable taxes on the base salary will be withheld in accordance with applicable federal, state and local taxation guidelines.

(b)           In addition to the base salary described in paragraph 4(a) above, Employee shall be eligible for consideration for an annual bonus of up to 100% of his annualized salary then in effect at the sole discretion of the Board.

Except as specifically amended, altered, modified and changed hereby, the Agreement remains in full force and effect as originally written.

Signatures

To evidence the binding effect of the covenants and agreements described above, the parties hereto have executed this Amendment effective as of the date first above written.

THE COMPANY:

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chairman and Chief Executive Officer

EMPLOYEE:

/s/ Thomas Cochrane
Thomas Cochrane